UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On July 19, 2007, the Board of Directors of Consolidated Graphics, Inc. revised the proposed Fourth Amendment to the Consolidated Graphics, Inc. Long-Term Incentive Plan (the “Incentive Plan”) by reducing the increase to be effected by such amendment in the number of shares authorized and reserved for issuance under the Incentive Plan from 800,000 shares to 550,000 shares. The Fourth Amendment to the Incentive Plan is the subject of a proposal contained in the Company’s definitive proxy statement relating to its 2007 Annual Meeting of Shareholders to be held on August 2, 2007.

On the same day, the Board of Directors also approved an amendment to the Incentive Plan to curtail the scope of the Incentive Plan by limiting (i) the number of shares that may be granted as stock appreciation rights awards, restricted stock awards or restricted stock unit awards to 62,500, (ii) the exercise price of stock options to no less than fair market value on the date of grant and (iii) the term of stock options to no more than ten years. A copy of the Incentive Plan, as so amended and now in effect, is filed as Exhibit 10.1 to this report and incorporated herein by reference.

A supplement to the Company’s definitive proxy statement is being mailed to shareholders relating to the revision to the proposed Fourth Amendment to the Incentive Plan and the other amendment to the Incentive Plan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith:

10.1	Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ Joe R. Davis
       Joe R. Davis
       Chairman of the Board and
       Chief Executive Officer

Date: July 19, 2007

Exhibit Index

Exhibit Number	Description
10.1	Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended